UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2008

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, the Compensation and Benefits Committee of the Board of Directors of Penn Virginia Resource GP, LLC, general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved the amendment and restatement of the Executive Change of Control Severance Agreements it has entered into with Keith D. Horton, Co-President – Coal, and Ronald K. Page, Co-President—Midstream (the “Change of Control Agreements”). The Change of Control Agreements were amended to (i) comply with Section 409A of the Internal Revenue Code of 1986, as amended and (ii) provide that any long-term equity compensation granted to the executive by Penn Virginia GP Holdings, L.P. shall become 100% vested upon a change of control. The Change of Control Agreements will supercede existing change of control agreements. The Change of Control Agreements will not increase the amounts reported in the Partnership’s 2007 Annual Report on Form 10-K as payable to Messrs. Horton and Page in connection with a change of control.

The Change of Control Agreements are filed as Exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Resource GP, LLC and Keith D. Horton.

10.2	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Resource GP, LLC and Ronald K. Page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2008

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Resource GP, LLC and Keith D. Horton.

10.2	Amended and Restated Executive Change of Control Severance Agreement dated October 17, 2008 between Penn Virginia Resource GP, LLC and Ronald K. Page.